                                                                    EXHIBIT 99.1


Contact:
Richard K. Arter
Investor Relations
941-362-1200

Richard J. Dobbyn
Chief Financial Officer
941-362-1200

Sun Hydraulics Corporation Reports Increase in Net Income for 2002

Declares dividend of $0.04 for First Quarter of 2003

SARASOTA, FLA, March 4, 2003 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net income for 2002 was $1.8 million, or 2.8% of net sales, compared to $1.0 million, or 1.5% of net sales, for 2001. Net sales for 2002 were $64.5 million, compared to $65.0 million the prior year. Basic and diluted earnings per share for the year ended December 28, 2002, were $0.28 and $0.27 respectively, compared to $0.15 and $0.14 for the year ended December 29, 2001.

Economic conditions remain depressed in the hydraulics industry and the capital goods markets. Compared to the prior year, sales in 2002 were made up of increases in the German and Korean operations offset by sales decreases in the United States and United Kingdom.

The increase in net income is primarily due to an improvement in gross profit as a percent of net sales related to an increase in productivity and lower manufacturing overhead spending in the United States, and the strength of local currencies relative to the U.S. dollar in the foreign operations.

Commenting on the results, Allen Carlson, Sun Hydraulics' president, said, "We are pleased with the productivity improvement in the U. S. operations, however the impact was muted in 2002 by our decision to retain the investment in our production workforce. I think the results prove that the many manufacturing productivity improvements we have made during the past two years will result in substantially increased margins as our sales volumes grow."

Strong Cash Flow

Cash generated from operations for 2002 was $7.5 million. $5.9 million was used for capital expenditures, debt decreased $1.1 million and $1.0 million was paid in dividends to shareholders. Cash on hand at the end of the year was $4.0 million, an increase of $0.3 million for the year.

Fourth Quarter

For the fourth quarter of 2002, net sales increased 15.7% to $15.5 million, compared to fourth quarter 2001 net sales of $13.4 million. Net income for the fourth quarter of 2002 was $0.4 million, compared to a net loss of $0.7 million for the fourth quarter of 2001. Basic and diluted earnings per share for the fourth quarter 2002 were $0.06 compared to a loss per share of $0.10 for the same period last year.

Expansion in the Midwest

On February 24, 2003, Sun Hydraulics announced its intention to open an operation in the Kansas City area. Sun anticipates that this operation will increase its market share of engineered valve packages, which are composed of Sun cartridges and custom manifolds. It will also give the Company a local source for both larger aluminum and ductile iron manifolds.

Outlook

Management is unable to make a meaningful projection of sales for the year due to the uncertainty in global economic conditions. Results for the first quarter of 2003 are expected to approximate the first quarter of 2002, which were $15.6 million in net sales and earnings per share of $0.02.

Dividend

Sun Hydraulics Corporation declared a $0.04 per share quarterly dividend on its common stock on March 1, 2003. The dividend is payable on April 15, 2003, to shareholders of record as of March 31, 2003.

Webcast

Sun Hydraulics Corporation will broadcast its 4th quarter and 2002 year end financial results conference call with analysts live over the Internet at 2:30 P.M. E.T., tomorrow, March 5, 2003. To listen, go to http://investor.sunhydraulics.com/medialist.cfm.

Webcast Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company's webcast.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the 4th Quarter/Year End earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its

Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended September, 28, 2002, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 28, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

* Please see attached document for financial information.

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                     --------------------------   --------------------------
                                                     DECEMBER 28,  DECEMBER 29,   DECEMBER 28,  DECEMBER 29,
                                                        2002           2001          2002          2001
                                                     ------------  ------------   ------------  ------------
NET SALES                                             $ 15,476       $ 13,361       $64,545      $ 64,983

COST OF SALES                                           11,779         11,552        48,581        50,358
                                                      --------       --------       -------      --------

GROSS PROFIT                                             3,697          1,809        15,964        14,625

SELLING, ENGINEERING AND ADMINISTRATIVE EXPENSES         3,071          2,758        12,544        12,565
                                                      --------       --------       -------      --------


OPERATING INCOME (LOSS)                                    626           (949)        3,420         2,060

INTEREST EXPENSE                                           123            203           578           878
FOREIGN CURRENCY TRANSACTION LOSS (GAIN)                    (8)           (64)           68           (34)
MISCELLANEOUS EXPENSE (INCOME)                              88              8           182           (96)
                                                      --------       --------       -------      --------

INCOME (LOSS) BEFORE INCOME TAXES                          423         (1,096)        2,592         1,312

INCOME TAX PROVISION (BENEFIT)                              55           (434)          814           362
                                                      --------       --------       -------      --------

NET INCOME (LOSS)                                     $    368       $   (662)      $ 1,778      $    950
                                                      ========       ========       =======      ========


BASIC NET INCOME (LOSS) PER SHARE                         0.06          (0.10)         0.28          0.15

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                6,433          6,416         6,433         6,392

DILUTED NET INCOME (LOSS) PER SHARE                       0.06          (0.10)         0.27          0.14

DILUTED WEIGHTED AVERAGE SHARE OUTSTANDING               6,602          6,572         6,589         6,554

 CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

                                                   DECEMBER 28,       DECEMBER 29,
                                                       2002               2001
                                                   ------------       ------------
ASSETS
Current assets:
  Cash and cash equivalents                          $  3,958           $  3,611
  Accounts receivable, net of allowance for
  doubtful accounts of $194 and $195                    5,690              4,755
  Inventories                                           6,846              7,238
  Taxes Receivable                                          0                668
  Other current assets                                    810                985
                                                     --------           --------
      Total current assets                             17,304             17,257

Property, plant and equipment, net                     43,987             43,555
Other assets                                              994                938
                                                     --------           --------

TOTAL ASSETS                                         $ 62,285           $ 61,750
                                                     ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $  1,706           $  1,323
  Accrued expenses and other liabilities                1,081              1,494
  Long-term debt due after one year                     1,421              1,405
  Dividends payable                                       258                257
  Income taxes payable                                     10                  0
                                                     --------           --------
      Total current liabilities                         4,476              4,479

Long-term debt due after one year                       8,190              9,258
Deferred income taxes                                   4,092              3,848
Deferred royalties                                        378                427
                                                     --------           --------

      Total liabilities                                17,136             18,012

Redeemable Common Stock                                 2,250                 --

Shareholders' equity:
  Common stock                                              6                  6
  Capital in excess of par value                       22,690             24,718
  Unearned compensation related to
     outstanding restricted stock                        (170)              (216)
  Retained earnings                                    19,750             19,001
  Accumulated comprehensive income                        623                229
                                                     --------           --------
      Total shareholders' equity                       42,899             43,738

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 62,285           $ 61,750
                                                     ========           ========

CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

                                                             FOR THE YEAR ENDED
                                                         DECEMBER 28,      DECEMBER 29,
                                                             2002             2001
                                                         ------------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $ 1,778           $   950
Adjustments to reconcile net income to
   net cash provided by operating activities:
Depreciation and amortization                                5,100             5,426
Gain/(Loss) on disposal of assets                              190                (2)
Compensation expense of stock options                           --                --
Allowance for doubtful accounts                                 (1)               32
Provision for slow moving inventory                           (101)              314
Provision for deferred income taxes                            244              (258)
(Increase) decrease in:
  Accounts receivable                                         (934)            1,325
  Inventories                                                  493             1,481
  Income tax receivable                                        668              (668)
  Other current assets                                         175              (449)
  Other assets, net                                            (56)               30
Increase (decrease) in:
  Accounts payable                                             383              (464)
  Accrued expenses and other liabilities                      (413)              (91)
  Dividends payable                                              1                 2
  Income taxes payable                                          10              (315)
  Other liabilities                                            (49)              (51)
                                                           -------            ------
Net cash from operating activities                           7,488             7,262

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures                                        (5,870)           (4,022)
Proceeds from dispositions of equipment                        148                70
                                                           -------            ------
Net cash used in investing activities                       (5,722)           (3,952)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from debt                                              --               571
Repayment of debt                                           (1,052)           (1,920)
Proceeds from exercise of stock options                         17                --
Proceeds from stock issued                                     251                16
Dividends to shareholders                                   (1,029)           (1,022)
                                                           -------            ------
Net cash used in financing activities                       (1,813)           (2,355)

Effect of exchange rate changes on cash and
  cash equivalents                                             394               (42)

Net increase (decrease) in cash and cash equivalents           347               913

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               3,611             2,698

CASH AND CASH EQUIVALENTS, END OF PERIOD                     3,958             3,611

Supplemental disclosure of cash flow information:
Cash paid/(received):
  Interest                                                 $   578           $   878
  Income taxes                                             $  (108)          $ 1,603